UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2007

1-12340
(Commission File Number)

GREEN MOUNTAIN COFFEE ROASTERS, INC.
(Exact name of registrant as specified in its charter)

Delaware 03-0339228
(Jurisdiction of Incorporation) (IRS Employer Identification Number)

33 Coffee Lane, Waterbury, Vermont 05676
(Address of registrant's principal executive office)

(802) 244-5621
(Registrant's telephone number)

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 3, 2007, Michael J. Mardy was appointed to the Board of Directors of Green Mountain Coffee Roasters, Inc. (the ""Company") as a Class III member with a term expiring at the 2008 Annual Meeting of Stockholders. Mr. Mardy is currently Senior Vice President and Chief Financial Officer of Tumi, Inc., a retailer of prestige luggage and travel accessories. The addition of Mr. Mardy expands the Board of Directors to seven members. Effective upon his appointment, Mr. Mardy was named a member of and Chair of the Audit Committee and a member of the Compensation Committee of the Board of Directors of the Company. Mr. Mardy will receive the standard compensation amounts payable to non-employee directors, as described in the Company's most recently filed proxy statement, including an initial grant of an option to purchase 3,000 shares of Common Stock, which is expected to be awarded at the Company's next scheduled meeting of the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN MOUNTAIN COFFEE ROASTERS, INC.

By: /s/ Frances G. Rathke
Frances G. Rathke
Chief Financial Officer

Date: April 3, 2007